SECURITIES AND EXCHANGE COMMISSION

                    Washington, D. C.   20549

                          ______________

                             FORM 8-K

                          CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the
                 Securities Exchange Act of 1934





Date of Report (Date of earliest event reported) February 2, 1999



           CENTRAL VERMONT PUBLIC SERVICE CORPORATION
     (Exact name of registrant as specified in its charter)



   Vermont                     1-8222          03-0111290
(State of other jurisdic-   (Commission     (IRS Employer
 tion of incorporation)      File Number)    Identification No.)



   77 Grove Street, Rutland, Vermont                    05701
(Address of principal executive offices)              (Zip Code)



Registrant's telephone number, including area code 802-773-2711



                              N/A
(Former name or former address, if changed since last report)

Item 5.  Other Events

     On February 2, 1999, Standard & Poor's Corporation (Standard & Poor's) lowered its corporate credit rating on the Company to triple-'B'-minus from triple-'B', the senior secured rating to triple-'B'-plus from single-'A'-minus, and the preferred stock rating to double-'B'-plus from triple-'B'-minus. In addition, the ratings were placed on CreditWatch with negative implications.

     Standard & Poor's stated, "The CreditWatch listing reflects the potentially adverse impact of pending legal and regulatory decisions that could seriously weaken the Company's credit profile. The downgrades reflect increased business risk and weakened financial measures as a result of recent regulatory decisions in Vermont and New Hampshire and an adverse ruling by the United States First Circuit Court of Appeals."

     Standard & Poor's also said, "Resolution of the CreditWatch listing will depend on the outcome of the pending Federal Energy Regulatory Commission case and other legal proceedings at state and federal levels, which could be resolved in 1999. Adequate rate relief and successful mitigation of high power costs through contract renegotiations or other methods are essential to stabilizing the ratings."

                            SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                  CENTRAL VERMONT PUBLIC SERVICE CORPORATION


               BY           James M. Pennington
                  James M. Pennington, Vice President and
                  Controller and Principal Accounting Officer





February 8, 1999